设计开发合同

DESIGN AND DEVELOPMENT CONTRACT

(The actual effect of the contract shall be based in Chinese, and the English language is for reference only)

（该合同实际效力以中文为准，英文仅供参考）

Whereas 鉴于:

Pop Culture Group Co., Ltd, as a listed company focusing on hip-hop culture and future digital technology (hereinafter referred to as "Party A"), plans to layout the content in the fields of martial arts and street dance, and intends to entrust Party B to plan, design and develop relevant content.

普普文化集团有限公司，作为一家专注于嘻哈文化及未来数字科技的上市公司（以下简称“甲方”），拟就武侠、舞侠等主题进行元宇宙领域内容布局，并有意委托乙方进行相关内容的策划、设计与开发工作；

CHINA-AMERICA CULTURE MEDIA.INC, as a media technology company focusing on the cultural exchange and cultural science and technology development (hereinafter referred to as the "party B"), has rich Chinese and American cultural resources, and has the corresponding technology development and resource integration ability, willing to accept the commission of party a, related content planning, design, development and resource integration.

CHINA-AMERICA CULTURE MEDIA.INC，作为一家专注于中美文化交流及文化科技发展的传媒科技公司（以下简称“乙方”），拥有丰富的中国及欧美文化资源，并具有相应的技术开发及资源整合能力，愿意接受甲方委托，进行相关内容的策划、设计、开发及资源整合。

Through friendly negotiation, both parties reach an agreement and enter into this Contract for mutual compliance.

经甲乙双方友好协商，达成一致，签订本合同以共同遵守：

I. Cooperation Content 合作内容

韩旧娟

1.1 Party B shall be responsible for planning, designing and developing no less than 30 NFT products with the theme of martial arts / kung fu culture and street dance / hip-hop culture. See Appendix I for details.

1.1 乙方负责以武侠/功夫文化、舞侠/街舞文化为主题，策划、设计并开发不少于30款相应形象的NFT产品；详见附录一

1.2 Party B shall be responsible for planning, designing and developing no less than 5 Battle scenes with the theme of martial arts and street dance. See Appendix II for details.

1.2 乙方负责以武侠、舞侠为主题，策划、设计并开发不少于5个元宇宙Battle场景；详见附录二

1.3 Development period: 12 months from the contract signed date

1.3 开发期限：自本合同签署之日起12个月。

II. The Rights And Obligations Of Party A 甲方的权利和义务

2.1 Party A shall have the right to put forward suggestions and ideas on Party B's planning and design scheme, so as to make the works designed by Party B more conform to Party A's requirement.

2.1 甲方有权对乙方的策划设计方案提出建议和思路，以使乙方设计的作品更符合甲方的需求。

2.2 Party A shall have the right to make opinions on the works designed and developed by Party B.

2.2 甲方有权对乙方所设计开发的作品提出修改意见。

2.3 For the works designed, developed or authorized by Party B in accordance with this contract, Party A shall own the ownership of such works after Party A pays the corresponding payment in accordance with this contract.

韩闯

2.3 乙方按照本合同约定设计、开发或授权的作品，在甲方按照本合同约定支付相应款项后，甲方享有该等作品的所有权。

2.4 In order to better meet the market demand, Party A may formulate and adjust the publicity, packaging, product form, price and digital distribution form of such works according to the market situation.
2.4 为了更好的满足市场需求，甲方可根据市场形势制定和调整该等作品的宣传、包装、产品形态、价格和数字发行形式。

2.5 Party A shall have the right to decide on its own the specific technologies and methods for the digital use of the relevant works and the ways that Party B can promote the digital works, and these technologies, methods which shall be trade secrets by Party A.
2.5 甲方有权自行决定对相关作品进行数字化使用的具体技术、方法以及乙方推广数字化作品的方式，并且这些技术、方法和方式为甲方的商业秘密。

2.6 Party A shall have the right to process the layout design, technical design, setting and combination of the relevant works according to the needs of its commercial expansion, and may entrust the relevant design or technical measures to a third party.
2.6 甲方有权根据其商业拓展需要，对相关作品的版式设计、技术设计、设置和组合等进行加工，并且可将有关设计或技术措施委托给第三方进行。

2.7 Party A shall review the documents and works submitted by Party B, but Party A's audit behavior shall not exempt Party B from any responsibility in the works produced or authorized, and Party B shall still be liable for any economic losses caused to Party A by the copyright works submitted by it.

韩闵娘

2.7 甲方对乙方提交的文件及作品进行审核，但甲方的审核行为不免除乙方所制作或授权的作品上的任何责任，乙方仍需对其所提交的相关作品因版权问题给甲方造成的任何经济损失承担责任。

2.8 After Party B submits the relevant plans, design and production stage results or authorized works to Party A, Party A shall complete the review and make comments within 10 days; If Party A fails to timely comment, it shall be deemed that Party A agrees and recognizes Party B's work results.
2.8 乙方提交相关方案、设计制作阶段性成果或授权作品至甲方后，甲方应在 10 天内完成审核，并提出意见；如甲方未及时提出意见，视同甲方同意并认可乙方工作成果。

2.9 If party B fails to perform the corresponding obligations under this contract, Party A may notify Party B in writing, if party B within 5 working days after receiving party A informed of the corresponding obligations, party A may choose to unilaterally terminate this agreement and not to bear any responsibility, and if party B fails to perform the obligations caused damage to party A, party A reserves the right to prosecute party B liability for breach of contract.
2.9 若因乙方未按本合同履行相应的义务，甲方可书面告知乙方，若乙方在收到甲方告知后 5 个工作日内仍未履行相应义务，甲方可选择单方面终止本协议而不用向乙方承担任何责任，同时若因乙方未履行义务而给甲方造成损害的，甲方保留追诉乙方违约责任的权利。

2.10 Party A is obliged to pay the relevant fees in full as agreed herein.
2.10 甲方有义务按照本合同约定及时足额支付相关费用。

III. The Rights And Obligations Of Party B 乙方的权利与义务

3.1Party B shall have the right to request Party A to provide information on the planning and design for Party B's reference.

3.1 乙方有权要求甲方提供有关策划、设计需要的资料，供乙方参考。

3.2Party B shall, in accordance with the design and production of the works and the requirements of Party A, or authorize the relevant works.

3.2 乙方需按照本合同约定及甲方的要求、或双方另行沟通确认一致的制作方案，及时进行作品设计与制作或相关作品的授权。

3.3Party B shall guarantee the integrity of the copyright of the works provided to Party A and shall not infringe upon the copyright of any third party. Otherwise, Party B shall bear all the losses caused to Party A.

3.3 乙方需保证提供给甲方的作品著作权的完整性，不侵犯任何第三方著作权，否则给甲方造成损失的，乙方应全部承担。

3.4Party B shall have the right to require Party A to review and confirm and feedback the periodic results submitted by Party B, otherwise party A shall be deemed as the approval of Party B.

3.4 乙方提交的阶段性成果，乙方有权要求甲方在10天内完成审核确认并提出确认或反馈意见，否则视同甲方认可乙方相应工作成果。

3.5Party B has the right to require Party A to pay the corresponding funds as agreed herein.

3.5 乙方有权要求甲方按照合同约定支付相应款项。

IV. Expenses And Payments 费用及支付

4.1The total cooperation cost under this contract is estimated to USD4,000,000.00.

4.1 本合同项下合作费用预计总额为美元肆佰万元整（USD4,000,000.00）。

4.2Within 10 days of the signing of this contract, Party A shall pay Party B 70% of the total cost, i.e. USD 2,800,000.00; after Party B completes the production of all works and is confirmed by Party A, Party A shall pay the remaining amount to Party B If the number of works finally confirmed by both parties is inconsistent with the agreement in this contract, the two parties will separately settle the final total cost and refund for any overpayment or a supplemental payment for any deficiency.

4.2 本合同签订后10日内，甲方须向乙方支付费用总额的70%，即美元贰佰捌拾万元整（USD2,800,000.00）；乙方完成全部作品制作并经甲方验收确认后，甲方向乙方支付剩余款项；如最终经双方验收确认的作品数量与本合同约定不一致，则由双方另行结算最终费用总额，多退少补。

4.3The collection account information designated by Party B is as follows:

4.3 乙方指定的收款账户信息如下：

Account name: CHINA-AMERICA CULTURE MEDIA.INC.

Bank of deposit: JPMCHASE

US Dollar account: 737339777

SWIFT Code: CHASUS33

ABA ：021000021

V. Confidentiality 保密条款

5.1Party A and Party B shall jointly take all necessary measures to keep confidential the trade secrets obtained from the other party through this cooperation, so as to prevent the trade secrets from being used, disclosed or misappropriated by unauthorized persons.

5.1 甲乙双方应共同采取一切必要措施，对因通过本次合作而从对方取得的商业秘密采取保密措施，以防止商业秘密被泄露、使用、被公开或落入未经授权人士手中。

5.2 The party obtaining the trade secrets (hereinafter referred to as the "acquiring party") shall not collect the trade secrets obtained from the party providing the trade secrets (the "Provider")

韩同旅

(1) Copy or copy in part or whole without authorization of the Provider or permission hereunder.

(2) Upon the termination of this Agreement, all the trade secrets shall be returned to the Provider, or the trade secrets shall be destroyed with the written consent of the Provider.

5.2 获取商业秘密的一方（下称“获取方”）不得将从提供商业秘密的一方（“提供方”）处所获得的商业秘密

（1）在未获得提供方授权，或本协议许可的情况下，进行部分或全部复制或复印；

（2）在本协议终止后，将商业秘密悉数返还提供方，或在取得提供方书面同意的情况下，将商业秘密销毁。

5.3 The acquiring party shall only use the trade secrets within the scope stipulated in this agreement. Moreover, the acquiring party has facilitated or will cause the employees and consultants who have been informed of the trade secrets to sign a confidentiality agreement similar to the provisions of this agreement, otherwise the Provider has the right to hold it liable for breach of contract for the disclosure of the Acquisition Party's employees and consultants.

5.3 获取方应只在本协议规定范围内对商业秘密进行使用。并且，获取方已促成或将促成其被告知商业秘密的雇员和顾问签署内容与本协议本条规定相类似的保密协议，否则提供方有权就获取方雇员和顾问的泄密行为向其追究违约责任。

5.4 Trade secrets referred to in this article refers to the various tangible or intangible forms of stored ideas, plans and information, including but not limited to: technical or commercial information, slogans, copyright items, computer software, source code, target code, technology, technical know-how, data, marketing planning, summary, reports, and mailing list, etc. But does not include:

(1) One party may prove that before the other party has disclosed the relevant information, it has held the relevant information through legal channels.

(2) Information generally known to the public and specifically not generally known to the public because of illegal acts.

(3) Information that is not generally known to the public because of a breach.

(4) Information subsequently legally obtained by one party from other sources without confidentiality restrictions.

(5) Information disclosed by the order of the court or the right to force it (however, the party shall provide the other party with prior notice of the order, give the remaining parties the opportunity to object or take other actions that may be taken).

5.4 本条所指的商业秘密是指以各种有形或无形形式存贮的观点、计划和信息，包括但不限于：技术或商业性质的信息、标语口号、版权物品、计算机软件、源代码、目标代码、技术、技术诀窍、数据、营销企划、摘要、报告及邮件列表等。但并不包括：

（1）一方可以证明，在另一方披露有关资料之前，本方已经通过合法的途径持有有关资料；

（2）公众普遍知道的资料，而且专指并非因为违法行为而使公众普遍知道；

（3）并非因为一方违约而使公众普遍知道的资料；

（4）一方其后从其他来源合法获得的并不附带保密限制的资料；

（5）法院或有强制传唤权利的政府部门命令披露的资料（但是，该方须已预先向另一方提供有关该等命令的通知，使其余各方有机会提出反对或采取其他可以采取的行动）.

5.5Any part of this Agreement, which shall be deemed invalid or unenforceable, shall not affect the validity of the confidentiality clause.

5.5 本协议如有任何部分被视为无效或不可执行，均不影响保密条款的有效性。

5.6This article shall remain in force for two years after the termination of this Agreement.

5.6 本条规定在本协议终止后两年内仍然有效。

VI. Force Majeure 不可抗力

6.1Neither party shall be liable for any loss caused to the other party by failing or delaying performing any obligations hereunder due to force majeure. In the event of a force majeure event, the affected party shall immediately notify the other party in the quickest possible manner, and issue to the other party documents to effectively prove the occurrence of the force majeure event within 15 days after the occurrence of the force majeure event occurs. The party affected by force Majeure shall take active and effective measures to minimize the losses caused to the other party caused by the failure or delay in the performance of this Agreement. The event that a party delays in performing its relevant obligations due to force majeure shall last for the same time as the force majeure.

6.1 本协议任何一方对其因不可抗力而不能或延迟履行本协议项下任何义务给对方造成的任何损失不承担任何责任。如果发生不可抗力事件，则受影响的一方应立即以可能的最为快捷的方式通知对方，并在不可抗力事件发生十五日内向对方出具能有效证明该不可抗力事件发生的文件。遭受不可抗力影响的一方应采取积极有效的措施以尽量减少因本协议不能或延迟履行而给对方造成的损失。一方因不可抗力而延迟履行其相关义务的事件应与不可抗力持续的时间相同。

VII. Statements、Declaration And Guarantee 声明、陈述与保证

7.1Party A and Party B declare, state and guarantee to the other party that they have the legal qualification to cooperate under this Agreement and meet the business project law; the signing and performance of this Agreement shall not constitute any breach of any third party and does not violate any restriction on binding legal documents.

7.1 甲乙双方分别向对方声明、陈述和保证：双方拥有从事本协议项下之合作的合法资格，本次合作符合双方经营项目的法律规定；双方签订、履行本协议不构成对

章和周旭

第三方的违约或对第三方任何权利的侵犯，且不违反任何对其有约束力的法律文件的限制。

7.2Party B guarantees that:

(1) The works provided by Party B to Party A shall comply with relevant laws, regulations and any other applicable laws and norms.

(2) Party B shall keep confidential the design requirements and documents of the relevant works provided by Party A to Party B. If the technical documents of the relevant works are leaked due to Party B, Party B agrees to bear the corresponding responsibility for correction and compensation.

7.2 乙方保证：

（1）乙方提供给甲方的作品符合相关法律、法规，以及任何其他应予适用的法律规范；

（2）对于甲方提供给乙方的有关作品的设计要求、文档，乙方负有保密的责任。如因乙方原因造成相关作品技术文档泄露，乙方同意承担相应的纠正以及补偿责任。

VIII. Effectiveness, Changes and Termination Of The Agreement

协议的生效、变更和终止

8.1This Agreement shall come into force upon being signed and sealed by both parties and is made in duplicate. Each party shall hold one copy with the same legal effect and shall take effect from the date of signing.

8.1 本协议从双方当事人签字盖章之日起生效，壹式贰份。双方各执壹份，具有同等的法律效力，自签署之日起生效。

8.2If there are any matters not covered in the performance of this agreement, or the need to supplement, change or modify the existing contents of this agreement due to business development, both parties shall negotiate and form a supplementary agreement in written form, which shall come into force only after being signed and sealed by both parties. The effective supplementary agreement shall have the same legal effect as this agreement.

韩润妮

8.2 本协议在履行过程中如有未尽事宜，或因业务发展需要对本协议现有内容进行补充、变更、修改时，由双方协商并以书面形式形成补充协议，经双方签字盖章后方可生效，生效的补充协议与本协议具有同等法律效力。

8.3In addition to the termination circumstances as stipulated by law, the other party shall have the right to terminate the Agreement if either party has any of the following circumstances:

(1) The relevant professional qualifications are cancelled or cancelled by the government administrative department.

(2) Either party is annexed, purchased or into bankruptcy or liquidation.

(3) The purpose of this Agreement cannot be realized due to force majeure.

(4) Both parties are unable to perform the obligations stipulated under this Contract.

8.3 除法律规定的终止情况外，若有当事人一方有下列情形之一的，协议另一方有权要求终止协议：

（1）拥有的相关从业资格被政府行政部门取消或注销；

（2）一方被兼并、购并或进入破产或清算程序；

（3）由于发生不可抗力情况，致使无法实现本协议的目的。

（4）双方无法履行本合同所规定的义务。

8.4 No matter what reason the agreement is terminated, both parties shall cooperate to settle the relevant debts incurred by both parties during the cooperation period.

8.4 无论协议基于什么原因终止，双方都应配合结清合作期间双方所发生的相关债务。

IX. Applicable Laws And Dispute Settlement 适用法律、争议解决

9.1The signing, performance and interpretation of this Agreement shall be governed by the laws of the People's Republic of China.

韩国如

9.1 本协议的签订、履行和解释均适用中华人民共和国法律。

9.2Any dispute arising from or in connection with this Agreement shall be settled by both parties through friendly negotiation. If no agreement can be reached through negotiation, either party may file a lawsuit with the People's Court of Siming District, Xiamen City, China.

9.2 因本协议引起的或与本协议有关的任何争议，双方应友好协商解决，协商不成的，任何一方均可向中国厦门市思明区人民法院起诉。

(REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE TO FOLLOW)

（以下无正文，为合同签署页）

Party A：

甲方：

Legal representative or authorized representative:

法定代表人或授权代表（签字）：

Party B：

乙方：

Legal representative or authorized representative:

法定代表人或授权代表（签字）：

签署时间：2022 年 4 月 10 日

Signing time: 2022. 04. 10

附录一、数字藏品NFT产品内容及要求

1、乙方负责以武侠/功夫文化、舞侠/街舞文化为主题，策划、设计并开发不少于30款相应形象的NFT产品；

2、产品开发模块说明：

藏品开发	藏品设计	1.筹备3个以上画师作者类别资源IP，在其基础创作设计衍生形象，充分展示舞侠/街舞文化典型元素。
		2.形象设计需贴合舞侠/街舞流行文化，设计角度要综合考虑，能兼容两者之间的典型元素且符合原IP形象，衍生形象需具有一定艺术价值，具有本身形象特色同时编制形象世界观。
	数字版权	衍生形象数字化，并上链，并注册相应版权。
站点开发	UI/UE/产品设计	站点基于数字藏品展示及交易设置，结合舞侠/街舞流行文化，要能够兼容相关页面及栏目的链接，涵盖内容宣传、藏品展示、藏品交易、个人收藏等。整体的页面也要做到精确、细致、美观，设计频道一一对应但非简单的“分分合合”，相互链接，兼容性要好，页面处理品质恰当且有所区别，兼具产品平台特色。
	藏品展示	包含藏品轮播、藏品形象展示、藏品版权等。
	交易方式	根据现有流行交易方式设计诸如：盲盒、合成、买断等交易获取方式。
	个人藏品	追溯个人数据源，展示个人收藏数字链藏品。
	藏品发布	公链验证藏品真实性，申请交易权限，平台发布藏品交易需求等。
管理平台	UI/UE/产品设计	平台基于多站点管理需求设计，界面流程需简洁清晰，同时全方面详细展示站点数据内容。需包含站点管理、藏品管理、交易数据、用户管理、服务设置等。需在包含基础功能之余涵盖拓展性特点，细化平台细节，兼容数据展示及数据操作特点。
	站点管理	联通网络通讯服务协议并包含栏目配置、功能设置、站点装修等基础功能。新开站点需注册解析域名并给予备案上传设置节点。
	藏品管理	上传发布数字藏品内容，接入区链同步平台内藏品数据，包含形象、证书、版权、溯源等信息。
	交易数据	事实展示交易数据，承载高并发能力，接入多方支付方式，流程加密可控。
	用户管理	识别用户数据，可基于公链溯源用户线索，并纳入站点及项目矩阵统一管理。

	社区管理	管理社区平台内容，包括内容发布过滤、群组授权、用户授权、藏品推送等功能内容。
	服务设置	接入即时通讯交流系统功能，内容需在服务性之余兼具开拓性，适应平台使用者交流引导需求。
社区平台	UI/UE/产品设计	平台须具有流行文化的开放性，具有高度的可扩展性，能够支持不同文化之间的交流，满足用户群体的交流需求，并能与数字藏品站点品台结合，体现艺术类社区应有的包容性。
	内容发布	发布社区内容，满足平台交流需求，要求内容开放包容，符合版块主题。
	社区群组	划分社区圈内群组，并在每个群组设置规则及监控管理，适配当地媒体规则，引导正向信息传输。
	用户识别	用户行为识别、内容识别、身份识别等基本需求。
交易平台	UI/UE/产品设计	平台设计需保障商品流、资金流、信息流的安全可靠可追溯性，满足在市场的波动中提炼出非随机波动数据分析需求。整体页面交互简洁、直接，符合链级安全要求
	交易安全	解析交易获取方式，数据上公共链，实现可追溯，可监控加装安全级别证书多项认证。
	个人藏品	追溯个人数据源，展示个人收藏数字链藏品。

Appendix I

Digital Collection NFT Product Content and Requirements

1. Party B shall be responsible for planning, designing and developing no less than 30 NFT products with corresponding images with the theme of martial arts / kung fu culture and dance man / hip-hop culture.

2. Product development module description:

Collection development	Collection design	1. Prepare more than 3 artist category resources IP, create and design derivative images in their basic basis, and fully display the typical elements of dancer / hip-hop culture.
		2. The image design should fit the dance man / hip-hop pop culture, the design angle should be comprehensively considered, can be compatible with the typical elements between the two and conform to the original IP image, the derivative image should have a certain artistic value, with its own image characteristics and compile the image world view.
	Digital copyright	Derivative image digital on the chain and register the corresponding copyright.
Site development	UI / UE / Product design	The site is based on the digital collection display and transaction setting, combined with wuxia / hip-hop pop culture, to be compatible with the relevant pages and column links, covering the content publicity, collection display, collection trading, personal collection, etc. The overall page should also be accurate, meticulous, beautiful, design channel one-to-one corresponding but not simple "on and off", mutual link, good compatibility, page processing quality is appropriate and different, both product platform characteristics.
	Collection display	Including the collection rotation, collection image display, collection copyright, etc.
	Transaction methods	According to the existing popular trading methods, the design of transactions such as: blind box, synthesis, buyout and other transaction acquisition methods.
	Personal collection	Tracing personal data sources, showing personal collection of digital chain collection.
	Collection release	The public chain verifies the authenticity of the collection, applies for the trading rights, and the platform releases the collection trading

		needs, etc.
Management platform	UI / UE / Product design	The platform is designed based on the multi-site management requirements. The interface process should be simple and clear, and the site data content should be displayed in detail in all aspects. Should include site management, collection management, transaction data, user management, service setting, etc. Cover extended features, detailed platform details, compatible data display and data operation features.
	Site management	Connect the network communication service agreement and include column configuration, function setting, site decoration and other basic functions. The new site needs to register the parse domain name and give the record upload setting node.
	Collection management	Upload and publish the digital collection content, access the collection data in the district chain synchronization platform, including image, certificate, copyright, traceability and other information.
	Transaction data	Show transaction data, carrying high concurrency capacity, access to multi-party payment methods, process encryption and controllable.
	User management	Identification user data, can trace user clues based on the public chain, and incorporated into the unified management of site and project matrix.
	Community management	Manage the community platform content, including content release filtering, group authorization, user authorization, collection push and other functions.
	Service Settings	Access to the function of instant communication system, the content should be pioneering in service, to meet the communication and guidance needs of platform users.
Community platform	UI / UE / Product design	The platform must have the openness of popular culture and a high degree of scalability, which can support the communication between different cultures, meet the communication needs of user groups, and can be combined with the digital collection site to reflect the inclusiveness of

		the art community.
	Content release	Release community content to meet the communication needs of the platform, and make the content open and inclusive, in line with the theme of the section.
	Community groups	Divide into the groups within the community circle and set up the rules and monitoring and management in each group, adapt to the local media rules, and guide the positive information transmission.
	User identification	User behavior recognition, content recognition, identity identification and other basic requirements.
Trading platform	UI / UE / Product design	The platform design needs to ensure the safe and reliable traceability of commodity flow, capital flow and information flow, and meet the needs of extracting non-random fluctuation data analysis from market fluctuations. The overall page interaction is simple and direct, in line with the chain-level security requirements
	Transaction safety	Analyze the transaction acquisition method, connect the public chain on the data, realize traceability, and monitor and install multiple authentications of security level certificates.
	Personal collection	Tracing personal data sources and show personal collection of digital chain collections.

附录二、元宇宙Battle场景内容及要求

1、乙方负责以武侠/舞侠为主题，策划、设计并开发不少于5个元宇宙Battle场景；

2、产品开发模块说明：

场景设计	场景主题	合理规划制定场景世界观，要求结合舞侠/街舞体现潮流文化、竞技文化、侠道文化等主题，选配高热门场景，筹备相应数量场景主题。
	场景扫描	实地考察并使用设备仪器扫描场景，搭建相关环境物设置参数，需贴合场景实际元素，并具有必要性。
	引擎构建	接入搭载场景虚拟引擎，要求贴合环境模型操作基础，要求环境路点及光源能进行自由的摆放和属性的控制、实时渲染的并能承载所见即所得的场景理念。
	物理系统	实现场景交互内的加速度、碰撞、重力、摩擦力及各种外力作用的一系列功能集合，完成移动、跳跃、自由落体及更复杂的碰撞检测。
	形象设计	贴合舞侠/街舞文化，结合数字藏品IP赋予形象附加元素，主题内容需贴合实体世界观，并贴合现实认知，完成整体引擎构造及建模。
	场景交互	基于使用人与产品如何对话，并建立他们之间的互动方式。通过界面/流程/动效/音效/震动这些视觉/听觉/触觉的方式将游戏机制传达给使用人；使用人再通过操作/语音/感应器等输入方式来探索和体验场景。
	角色交互	基于主题世界观设计场景事件检测、坐标检测、图像检测、碰撞检测及内容推动。
	体感传输	使用视频识别技术、音像传输技术、XR、VR、AR、MR等虚拟现实交互技术实现机制传达加强智能场景交互体验感
场景管理后台	UI/UE/产品设计	遵循可视化原则、数据源原则、控制性原则以及内部设置原则，兼容管理系统特殊性质，最大限度的优化项目资源，遵循产品的设计理论。整体页面要求简洁、交互流程清晰、并能完成场景项目交互管理
	服务器筹备	服务器需安装项目要求级别系统，安装通信证书，项目管理工具，做安全装置工具设置，建立规划环境监控设备、存储空间设备、通信设备等硬件设备，需满足高并发高性能需求。
	项目集群	实现帮助管理者从宏观角度把控项目计划，减少依赖风险，减少进度风险，具备场景项目集群管理能力，协调资源、事务、用户各个要素，做到定义清晰、元素可控。
	内容管理	可管理场景环境内容，及开发上传脚本，做版本规

		划内容及交互设计内容实时同步。
	数据管控	具体详细并清晰展示场景数据，满足能查能看能调整基本需求，优化体感数据流程并实现实时调整。
	设备管理	交互设备通讯及管理内容，单设备有编号可追溯，集群设备可管理。
	角色群组	场景角色群组管理可控，数据可视化渲染，合理分配角色群组能力，管理智能学习能力。

韩国城

Appendix II

Metaverse battle Scene Content and Requirements

1. Party B shall be responsible for planning, designing and developing no less than 5 Metaverse Battle scenes with the theme of wuxia / Dance Man.
2. Product development module description:

Scene design	Scene theme	Reasonable planning and development of scene world view, combining dance / hip-hop to reflect the fashion culture, competitive culture, chivalrous culture and other themes, select high popular scenes, and prepare the corresponding number of scene themes.
	Scene scanning	Field investigation and use of equipment and instruments to scan the scene, build the relevant environmental objects setting parameters, need to fit the actual elements of the scene, and it is necessary.
	Engine construction	The access to the scene virtual engine requires it to fit the operation basis of the environment model, and requires the environment road points and light sources to be freely placed and attribute control, and the real-time rendering can carry the scene concept of "what you see is what you get."
	Physical system	To realize a series of functions of acceleration, collision, gravity, friction and various external forces in the scene interaction, to complete the movement, jump, free fall and more complex collision detection.
	Image design	Combine with the dance man / hip-hop culture, combined with the digital collection IP to give the image of additional elements, the theme content should fit into the physical world view, and fit into the realistic cognition, to complete the overall engine construction and modeling.
	Scene interaction	Based on how people talk to the product and build how they interact. Communicate visual / auditory / tactile mechanisms to the user via interface / process / action / sound / vibration, and explore and experience scenarios by / input such as operation / voice / sensor.
	Role interaction	Design scene event detection, coordinate detection, image detection, collision detection and content promotion based on the theme world view.

	Somatosensory transmission	Use video recognition technology, audio and video transmission technology, XR, VR, AR, MR and other virtual reality interaction technology implementation mechanism to convey and strengthen the sense of intelligent scene interaction experience
Scene management background	UI / UE / Product design	Follow the principle of visualization, data source principle, control principle and internal setting principle, be compatible with the special nature of the management system, maximize the optimization of project resources, and follow the product design theory. The overall page requires simplicity, clear interaction process, and can complete the scene project interaction management
	Server preparation	The server shall install the project requirement level system, install the communication certificates, the project management tools, set up the security device tools, establish the planning environment monitoring equipment, storage space equipment, communication equipment and other hardware equipment, and meet the requirements of high concurrency and high performance.
	Project cluster	It helps managers to control the project plan from a macro perspective, reduce the dependence risk, reduce the progress risk, have the ability of scene project cluster management, coordinate resources, affairs and users, and achieve clear definition and controllable elements.
	Content management	Can manage the scene environment content, develop and upload scripts, do real-time synchronization of version planning content and interactive design content.
	Data control	The scene data is clearly displayed in detail to meet the basic needs of checking, seeing and adjusting, optimize the motion sensing data process and realize real-time adjustment.
	equipment control	Interactive device communication and management content, a single device number can be traced, cluster equipment can be managed.
	Role group	Scene role group management is controllable, data visualization and rendering, reasonable allocation of role group ability, management of intelligent learning ability.